CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 25 to the Registration Statement of Franklin Tax-Free Trust on Form N-1A (File No. 2-94222) of our report dated April 3, 1998 on our audit of the financial statements and financial highlights of Franklin Tax-Free Trust, which report is included in the Annual Report to Shareholders for the year ended February 28, 1998, which is incorporated by reference in the Registration Statement.


                                     /s/ COOPERS & LYBRAND L.L.P.


San Francisco, California
April 27, 1998